Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-131081

PROSPECTUS

CLIFF ROCK RESOURCES CORP.

22,779,000 SHARES OF COMMON STOCK
BY SELLING SHAREHOLDERS

Up to 22,779,000 common shares of Cliff Rock Resources Corp. are being sold by selling shareholders.  The selling shareholders may sell their shares at the market prices on the OTCBB or at privately negotiated prices.  We will not receive any of the proceeds from the sale of these shares.

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board ("OTCBB") under the symbol "CLFR".  On May 21, 2009, the closing sale price for our common stock was $0.09 on the OTCBB.

SELLING SHAREHOLDERS MAY BE DEEMED TO BE STATUTORY “UNDERWRITERS” AND THEY AND THEIR BROKERS OR DEALERS MUST CONSULT LEGAL COUNSEL AND READ THE IMPORTANT LEGAL COMPLIANCE INFORMATION UNDER “PLAN OF DISTRIBUTION” HEREIN.

An investor should read the Risk Factors section of this prospectus, commencing on page 8 before deciding whether to invest in these securities.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMIISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS MAY 26, 2009

TABLE OF CONTENTS

Page #
FORWARD-LOOKING STATEMENTS	5
SUMMARY INFORMATION	6
RISK FACTORS	8
RATIO OF EARNINGS TO FIXED CHARGES	15
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	17
SELLING SECURITY HOLDERS	17
PLAN OF DISTRIBUTION	20
DESCRIPTION OF SECURITIES TO BE REGISTERED	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	23
DESCRIPTION OF THE BUSINESS	24
LEGAL PROCEEDINGS	32
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	33
FINANCIAL STATEMENTS
Unaudited Financial Statements for the Interim Period Ended March 31, 2009	F-1
Aaudited Financial Statements for the Year Ended September 30, 2008	F-10
MANAGEMENT’S DISCUSSION AND ANALYSIS	36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	38
EXECUTIVE COMPENSATION	40
ORGANIZATION WITHIN THE LAST FIVE YEARS	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
MATERIAL CHANGES	41
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	42
THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	42
TRANSFER AGENT AND REGISTRAR	42
LEGAL MATTERS	42
EXPERTS	43
WHERE YOU CAN FIND MORE INFORMATION	43

You may rely on the information contained in this prospectus or that we have referred you to via this prospectus.  We have not authorized anyone to provide you with different or further information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein by reference thereto in this prospectus is correct as of any time after its date.

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern the Company's anticipated results and developments in the Company's operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “believes” or “does not believe”, "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our properties being in the exploration stage;

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risks related to our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration activities;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral properties;

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risks related to the possible dilution of our common stock from additional financing activities; and

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risks related to fluctuations of the price of our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled "Risk Factors and Uncertainties", "Description of the Business" and "Management's Discussion and Analysis" of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors and Uncertainties" section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

Financial Information and Accounting Principles

In this prospectus all references to "$" or "dollars" mean the U.S. dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in U.S. dollars.  All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

Convention

In this Prospectus all references to “Canada” are references to The Dominion of Canada.  Unless otherwise noted all references to “shares” or “common stock” are references to our common stock.  All references to “British Columbia” or “BC” are references to the Province of British Columbia, Canada.

The Offering

This is an offering of up to 22,779,000 shares of our common stock by certain Selling Security Holders.

Offering Price and Plan of Distribution:

Our common stock is quoted on the NASD OTCBB.  The actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Offering Price	Determined at the time of sale by the Selling Security Holders

Minimum Number of Shares to be Sold in this Offering:	None
Security Issued and To Be Issued:

45,282,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holders. .

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

OTC Bulletin Board Symbol	CLFR

Summary of Our Business

We were incorporated on February 4, 2005 under the laws of the state of Nevada.  Our principal offices are located in Calgary, Alberta, Canada and our address is 195 Dalcastle Way NW, Calgary, Alberta, Canada T3A 2N5, and our phone number is (403) 699-5293.

We were incorporated with the intention of acquiring mineral exploration projects.  We own a 100% interest in one unpatented mineral claim, representing 20 mineral units, known as the IQUE Claim, located on Vancouver Island, British Columbia, Canada.  See “Description of Business – Description of Property” for details of the acquisition and a description of the IQUE Claim and the work completed and yet to be done on our property.

Our plan of operations is to conduct mineral exploration activities on the IQUE Claim in order to assess whether it possesses commercially exploitable mineral deposits.  We are specifically seeking evidence of gold or copper.  We have not, nor has any predecessor, identified any commercially exploitable reserves of minerals on the IQUE Claim.

A geology report dated March 15, 2005 was prepared for us by William G. Timmins (“Timmins”), P.Eng. (the “Report”).  The Report contains particulars of recent sampling and geological investigation of the area and recommends a budget for a three phase work program on the IQUE Claim.  The Report concludes that Phases I and II are necessary to make an initial evaluation of the IQUE Claim and to select drill targets.  We have completed the Phase I program at a cost of $2,119 (Cdn$2,500).  It is anticipated that Phase II of the program (approximately $2,027 - Cdn$2,500) will be completed in the summer of 2009.  See “Risk Factors” for information respecting winter weather conditions at the IQUE Claim.  We do not have sufficient funds on hand to complete Phases II and III of the program and to meet our obligations for the short term.  Our director, our promoter and a shareholder have agreed to lend us sufficient funds to cover any short-fall experienced in the completion of the work program.  Upon completion of Phase II, our geologist will prepare a report on the work done in Phases I and II, and based upon that report, a decision will be made whether or not to proceed to Phase III (approximately $4,053 – Cdn$5,000).

Since we are in the early exploration stage, we have not yet earned any revenues from our planned operations.  From our inception through to the year ended September 30, 2008 we had incurred an accumulated net loss of $154,804 and an accumulated net loss of $163,621 through the fiscal quarter ended March 31, 2009. We attribute our net loss to having no revenues to offset our expenses from professional and regulatory fees related to the creation and operation of our business.

Even if a mineral deposit is identified on the IQUE Claim during the initial exploration program, we will have to expend substantial funds on further drilling and engineering studies before we will know if our property contains a commercially viable mineral deposit.

RISK FACTORS

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Related to Our Operations

We have no proven or probable reserves on our property and we may never identify any commercially exploitable mineralization.

We have no probable or proven reserves, as defined in SEC Industry Guide 7, on our exploration property.  “Exploration” is defined as a search for deposits of useful minerals (or prospecting), and establishing the nature of a known mineral deposit preparatory to “development”.  There is no assurance that a commercially viable mineral deposit exists on the IQUE Claim.  At this time we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on the IQUE Claim.  Further phases beyond the current initial exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

The Company does not purport to have a U.S. Securities and Exchange Commission (SEC) Industry Guide 7 compliant mineral reserve.

We have no history of commercial production.

We currently have no commercial production or revenue from our properties, and have carried on our business at a loss. We expect to continue to incur losses unless and until such time as one of our properties enters into commercial production and generates sufficient revenues to fund our continuing operations.  The establishment of reserves will require the commitment of substantial resources toward exploration work and the completion of economic feasibility studies.   We currently do not have sufficient funds to completely explore the property nor to complete a mining feasibility study should important quantities of mineralization beyond that already known be found.   We expect to incur substantial losses for the foreseeable future related to operating expenses, exploration activities and capital expenditures, which may increase in subsequent years as needed consultants, personnel and equipment are retained as we continue exploration activities.  The amounts and timing of expenditures will depend on the progress of ongoing exploration, the results of consultants’ analysis and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, our acquisition of additional properties, and other factors, many of which are beyond our control.  We may not generate any revenues or achieve profitability.

We will be required to raise additional capital to fund our exploration programs on our property.

As of March 31, 2009 we had cash in the amount of $452 and a working capital deficit of $83,221.  We currently do not have any operations and we have no income.  Our business plan calls for expenses in connection with the exploration of our mineral claim.  We do not have sufficient funds to carry out Phases II and III of our initial three-phase $6,080 (Cdn$7,500) exploration program on the IQUE Claim.  If required, however, our director, our promoter and a shareholder have agreed to lend us sufficient funds to complete the initial three-phase exploration program and meet our obligations for the short term.  In order for us to perform any further exploration or extensive testing past the initial three-phase program we will need to obtain additional financing to complete the follow-up programs.  We will also require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our ex ploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the IQUE Claim into commercial production.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  Obtaining additional financing would be subject to a number of factors, including the market prices for copper and gold and the costs of exploring for or mining these materials.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our extensive exploration activities, our auditors have expressed substantial doubt about our ability to continue as a going concern.

As discussed by the auditors in Note 1 to the financial statements, we have not generated any revenue or profitable operations since inception and will need equity financing to begin realizing upon its business plan.  These factors raise substantial doubt about our ability to continue as a going concern.  Our plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our independent auditors have stated in their audit report that there is substantial doubt concerning our ability to continue as a going concern.

We have incurred an accumulated net loss of $163,621 for period from February 4, 2005 (inception) to March 31, 2009, and have no revenues.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our mineral claims.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.  The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Recent market events and conditions, including disruptions in the U.S. and international credit markets and other financial systems and the deterioration of the U.S. and global economic conditions, could, among other things, impede access to capital or increase the cost of capital, which would have an adverse effect on our ability to fund our working capital and other capital requirements.

In 2007, 2008 and 2009, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, subprime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities.  These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence.  These conditions continued and worsened in 2009, causing a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and created a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.  Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially.  In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations.  Our access to additional capital may not be available on terms acceptable to us or at all.

Our exploration activities may not be commercially successful.

We currently have no properties that produce gold. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive.  Unusual or unexpected geologic formations and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the conduct of exploration programs.  The success of this gold exploration is determined in part by the following factors:

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the identification of potential gold mineralization based on superficial analysis;

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availability of government-granted exploration permits;

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the quality of our management and our geological and technical expertise; and

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the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to determine metallurgical processes to extract metal, and to establish the mining and processing facilities and infrastructure at any site chosen for mining.  Whether a mineral deposit on our IQUE Claim would be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  Any mineralized material or gold resources that may be discovered on our IQUE Claim may be of insufficient quantities to justify commercial operations.

Actual capital costs, operating costs, production and economic returns may differ significantly from those anticipated and there are no assurances that any future development activities will result in profitable mining operations.

We do not have an operating history upon which we can base any estimates of future operating costs related to any future development of our properties.  Capital and operating costs, production and economic returns, and other estimates contained in pre-feasibility or feasibility studies may differ significantly from actual costs, and there can be no assurance that our actual capital and operating costs for any future development activities will not be higher than anticipated or disclosed.

Winter weather conditions could dictate the timing of exploration work on the IQUE Claim.

While winter weather conditions are not generally extreme in the area of the IQUE Claim, the property can in some years experience considerable snow fall, particularly in late January, February and early March.  These conditions would make access to our property difficult.  We completed Phase I of the work program in January 2006.  At this time, we anticipate Phase II will commence in the summer of 2009, assuming adequate financing is available.  If the results of Phase II warrant further exploration, it is impossible to anticipate when Phase III might commence.  In any given year, uncertain winter weather conditions could affect future work programs on the IQUE Claim.

Exploration activities involve a high degree of risk.

Our operations on our properties will be subject to all the hazards and risks normally encountered in the exploration for deposits of gold.  These hazards and risks include, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability.  Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

If we make a decision to exploit either of our properties based on gold mineralization that may be discovered and proven, we plan to process the resource using technology that has been demonstrated to be commercially effective at other geologically similar gold deposits elsewhere in the world.  These techniques may not be as efficient or economical as we project, and we may never achieve profitability.

We may be adversely affected by fluctuations in gold prices.

The value and price of our securities, our financial results, and our exploration activities may be significantly adversely affected by declines in the price of gold and other precious metals.  Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone’s ability to predict. The prices that would be used in making any resource estimates at our properties would be disclosed and would probably differ from daily prices quoted in the news media. Percentage changes in the price of gold cannot be directly related to any estimated resource quantities at any of our properties, as they are affected by a number of additional factors.

Mineralized material calculations and life-of-mine plans, if any, using significantly lower gold and precious metal prices could result in material write-downs of our investments in mining properties and increased reclamation and closure charges.

In addition to adversely affecting any of our mineralized material estimates and its financial aspects, declining metal prices may impact our operations by requiring a reassessment of the commercial feasibility of a particular project.  Such a reassessment may be the result of a management decision related to a particular event, such as a cave-in of a mine tunnel or open pit wall.  Even if any of our projects may ultimately be determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in establishing operations or may interrupt on-going operations, if any, until the reassessment can be completed.

We depend on a single property - the IQUE Claim.

Our only mineral property at this time is the IQUE Claim. We are dependent upon making a gold deposit discovery on the IQUE Claim for the furtherance of the Company at this time.  Should we be able to make an economic find on the IQUE Claim, we would then be solely dependent upon a single mining operation for our revenue and profits, if any.

We do not insure against all risks.

Our insurances will not cover all the potential risks associated with our operations.  We may also be unable to maintain insurances to cover these risks at economically feasible premiums.  Insurance coverages may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurances against risks such as environmental pollution or other hazards as a result of exploration and production are not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards for which we may not be insured against or for which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial condition and results of operations.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration-stage properties, or properties capable of producing precious metals.  Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms it considers acceptable or at all. Consequently, our revenues, operations and financial condition and possible future revenues could be materially adversely affected by actions by our competitors.

Because our president, secretary and treasurer has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Andrew Hamilton, our president, secretary and treasurer, currently devotes 2 to 4 hours per week to our business affairs.  He is prepared to adjust his timetable to devote more time to our business if required.  However, Mr. Hamilton may be unable to devote more time to our affairs when needed.  It is possible that the demands of his other interests will increase, with the result that he would no longer be able to devote sufficient time to the management of our business.  Competing demands on his time may lead to a divergence between his interests and our interests.

We incur significant costs as a result of operating as a public company, due to the Sarbannes–Oxley Act, and our management is be required to devote substantial time to new compliance initiatives, which may result in allocation of resources from our business operations.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission require public companies to meet certain corporate governance standards.  Our management and other personnel need to devote a substantial amount of time to these compliance requirements.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.  In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures.

Risks Related to Legal Uncertainty

Because we will be subject to compliance with government regulations which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We will be subject to the Mining Act of British Columbia as we carry out our exploration programs.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our proposed exploration program.  Permitting for the initial phases of exploration work in the IQUE Claim has been received.

Because the Province of British Columbia owns the land covered by our mineral claims and native land claims might affect our title to the mineral claims or to British Columbia’s title to the property, our business plan may fail.

We are unaware of any outstanding native land claims on the IQUE Claim.  However, it is possible that a native land claim could be made in the future.  The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining.  Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.  In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New British Columbia laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.   Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

Risks Related to this Offering

The trading volume for our common stock is illiquid and the price of our common stock may be subject to fluctuations in the future.

The market price of our common stock has ranged from a high $0.09 and a low $0.083 during the twelve month period ended March 31, 2009.  The market price for our common stock closed at $0.09 on May 21, 2009.  There is virtually no trading volume for our stock and a public for our stock may not develop, which may make it difficult for you to sell our common stock.

The market price of our common stock may fluctuate significantly from its current level.  The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements by us or our competitors, changes in financial condition, or other events or factors.  In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many exploration-stage companies that have often been unrelated to the operating performance of such companies.  These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The offer or sale of a large number of our common shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent approximately 45.3% of the common shares outstanding as of the date of this prospectus.

Our sole director and officer owns 24.8% of our issued and outstanding common stock.  A former director and officer owns 24.9% of our common stock.  Together, they have the ability to influence the election of directors and control other significant corporate events.

Andrew Hamilton, our sole director and officer, owns 24.8% of our issued and outstanding common stock.  Geoffrey Hamilton, a former director and officer of the Company, owns 24.9% of our issued and outstanding common stock.  These holdings represent 49.7% of our issuance and outstanding common stock and, as a result, they have the ability to influence the election of directors and control other significant corporate events.

Our common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for you to sell our common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock”, for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person’s account for transactions sin penny stocks; and

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that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

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obtain the financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for your common stock and could limit your ability to sell your securities in the secondary market.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.  Such an action could hurt our financial condition.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued growth of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future.  As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our common stock has been quoted on the OTCBB since April 9, 2008.  The actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 22,779,000 shares of our common stock by Selling Security Holders.

The shares issued to the Selling Security Holders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Security Holders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Security Holders. The Selling Security Holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution”.

Each of the Selling Security Holders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Security Holders and any agents or broker-dealers that participate with the Selling Security Holders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares. We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Security Holder Information

The selling security holders named in this prospectus are offering all of the 22,779,000 shares of common stock offered through this prospectus, which shares were acquired by the selling shareholders from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and were completed on October 11, 2005 as to 22,500,000 shares and on October 25, 2005 as to 279,000 shares.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of May 21, 2009, including:

(1)	the number of shares owned by each prior to this offering;
(2)	the total number of shares that are to be offered by each;
(3)	the total number of shares that will be owned by each upon completion of the offering;

(4)	the percentage owned by each upon completion of the offering; and
(5)	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in the table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assume that all shares offered are sold.

Name and Address of Selling Shareholder (All Canadian Residents)	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
H.Z. Mortgage Corp.(2) 3826 Bayridge Avenue West Vancouver, BC V7V 3J2	2,250,000	2,250,000	nil	nil
W. Gavin Hamilton 3870 Brown Road, Suite 310 Westbank, BC V4T 2J5	2,250,000	2,250,000	nil	nil
Murray Hamilton 274 Tuscany Ridge Park NW Calgary, Alberta T3L 2H8	2,250,000	2,250,000	nil	nil
Chris Hamilton 39809 No Name Road Squamish, BC V0N 1T0	2,250,000	2,250,000	Nil	Nil

Kurt Bordian 1245 Quayside Drive, Suite 506 New Westminster, BC V3M 6J6	2,250,000	2,250,000	Nil	Nil
Gavin Roy(1) 7425 Arbutus Street Vancouver, BC V6P 5T2	2,250,000	2,250,000	Nil	Nil
Michael Seifert(3) 1101 – 2288 Bellevue Avenue West Vancouver, BC V7V 2C6	2,250,000	2,250,000	Nil	Nil
Ross C. McCutcheon(3) 2470 Varley Lane West Vancouver, BC V7S 3H5	2,250,000	2,250,000	Nil	Nil
Jeff Lightfoot(3) 7471 Bassett Place Richmond, BC V7C 4A8	2,250,000	2,250,000	Nil	Nil
Margaret A. Matter 3883 Laurel Street, Suite 314 Burnaby, BC V5G 4M8	2,259,000	2,259,000	Nil	Nil
Kyle Moulton 435 Brookpark Drive SW Calgary, Alberta T2W 2W8	9,000	9,000	Nil	Nil
Margaret Hamilton 435 Brookpark Drive SW Calgary, Alberta T2W 2W8	9,000	9,000	Nil	Nil
Wallace G. Sholdice 1239 West Georgia Street, Suite 1110 Vancouver, BC V6E 4R8	9,000	9,000	Nil	Nil
Peter Leitch 723 Donegal Place North Vancouver, BC V7N 2X6	9,000	9,000	Nil	Nil
Brenda Edwards 1232 Johnson Street, Suite 111 Coquitlam, BC V3B 4T2	9,000	9,000	Nil	Nil
Michelle MacPherson 18 Aspen Ridge Crescent, SW Calgary, Alberta T3H 5J8	9,000	9,000	Nil	Nil
James MacPherson 18 Aspen Ridge Crescent, SW Calgary, Alberta T3H 5J8	9,000	9,000	Nil	Nil

Matt Schade 1587 Tyrol Place West Vancouver, BC V7S 3G5	9,000	9,000	Nil	Nil
Ullrich Schade 1587 Tyrol Place West Vancouver, BC V7S 3G5	9,000	9,000	Nil	Nil
Robyn Schade 1587 Tyrol Place West Vancouver, BC V7S 3G5	9,000	9,000	Nil	Nil
Alexander Wong 5570 Kingston Road Vancouver, BC V6T 1J1	9,000	9,000	Nil	Nil
Peter H Yee 15719 – 81A Avenue Surrey, BC V3S 7Z7	9,000	9,000	Nil	Nil
David Lim 518 Moberly Road Vancouver, BC V3Z 4G3	9,000	9,000	Nil	Nil
Richard McKerracher 220 East Rockland Road North Vancouver, BC V7N 1S1	9,000	9,000	Nil	Nil
Wilma Hamilton 3870 Brown Road, Suite 310 Westbank, BC V4T 2J5	9,000	9,000	Nil	Nil
Mike Hamilton 12923 Sherbrooke Avenue Edmonton, AB T5L 4E6	9,000	9,000	Nil	Nil
Kurt Bordian 1245 Quayside Drive, Suite 506 New Westminster, BC V3M 6J6	9,000	9,000	Nil	Nil
Kathleen Laverty 549 Centre Avenue Gibsons, BC V0N 1V1	9,000	9,000	Nil	Nil
Horizon Art Galleries (1994) Ltd.(4) 549 Centre Avenue Gibsons, BC V0N 1V1	9,000	9,000	Nil	Nil

Cheryl Lafleur 8036 19th Avenue Burnaby, BC V3N 1G3	9,000	9,000	Nil	Nil
Jim Greenough 714 Riddell Street Edmonton, Alberta T6R 1A7	9,000	9,000	Nil	Nil
572430 B.C. Ltd.(5) 1500 West Georgia Street, Suite 650 Vancouver, BC V6G 3A9	9,000	9,000	Nil	Nil
Matt Fahey 1500 West Georgia Street, Suite 650 Vancouver, BC V6G 3A9	9,000	9,000	Nil	Nil
Margo Peters 2577 Willow Street, Suite 103 Vancouver, BC V5Z 3N8	9,000	9,000	Nil	Nil
Dal Brynelson 650 West Georgia Street, Suite 1730 Vancouver, BC V6B 4N9	9,000	9,000	Nil	Nil
Robert Young 2668 West 18th Avenue Vancouver, BC V6L 1B3	9,000	9,000	Nil	Nil
Erik J. Benson 2407 East 49th Avenue Vancouver, BC V5S 1J3	9,000	9,000	Nil	Nil
Patricia Hamilton 274 Tuscany Ridge Park NW Calgary, Alberta T3L 2H8	9,000	9,000	Nil	Nil
Magellan Management Company(6)(1) 206 – 595 Howe Street Vancouver, BC V6C 2T6	9,000	9,000	Nil	Nil
Jamie Greenough 6838 Station Hill Drive, Suite 702 Vancouver, BC V3N 5A4	9,000	9,000	Nil	Nil

(1)

Gavin Roy has been a promoter of the company since inception.

(2)

H.Z. Mortgage Corp. is a private British Columbia company controlled by Janice Kelly.

(3)

Messrs. Seifert, McCutcheon and Lightfoot are partners of Maitland & Company, our legal advisors in Canada.

(4)

Horizon Art Galleries (1994) Ltd. is a private British Columbia company controlled by Kathleen Laverty.

(5)

572430 B.C. Ltd. is a private British Columbia company controlled by Matt Fahey.

(6)

Magellan Management Company is a private British Columbia company controlled by Gavin Roy.

Except for notes (1), (3) and (6), none of the selling shareholders: (i) has had a material relationship with us other than as a shareholder at any time within the past three years; or (ii) has been one of our officers or directors.

Except as noted above and based on information provided to us, none of the Selling Security Holders are affiliated or have been affiliated with any broker-dealer in the United States.  Except as otherwise provided in this prospectus, none of the Selling Security Holders are affiliated with or have been affiliated with us or any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Security Holders. When we refer to Selling Security Holders, we intend to include donees and pledgees selling shares received from a named Selling Security Holder after the date of this prospectus.  All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us.  We anticipate that we will pay approximately $21,100 in offering expenses on behalf of the selling shareholders.   Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holders.  Sales of shares may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers. The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Security Holders.

The Selling Security Holders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Security Holders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the Selling Security Holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the Selling Security Holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.  The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1)	not engage in any stabilization activities in connection with our common stock;
(2)	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
(3)	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Upon being notified by any Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•

the name of each Selling Security Holder(s) and of the participating broker-dealer(s),

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•

that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share.  As of March 31, 2009, there were 45,282,000 shares of our common stock issued and outstanding, held by 42 stockholders of record.  On April 30, 2009, the Registrant completed a forward stock split of its common stock on a ratio of three shares for every one share issued and outstanding on the record date, April 21, 2009. The ex-dividend date was April 30, 2009 and the payment date was April 29, 2009. This Registration Statement gives retroactive effect to the forward stock split.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorpor ation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued, and do not have outstanding, any warrants to purchase shares of our common stock.

Options

We have not issued, and do not have outstanding, any options to purchase shares of our common stock.

Convertible Securities

We have not issued, and do not have outstanding, any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our Articles of Incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.  The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute currently does not apply to our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Three of the partners of Maitland & Company, our legal advisors in Canada, each own 750,000 shares of the Company, acquired at $0.005 per share, which together represent approximately 15% of our issued and outstanding common stock.  The partnership of Messrs. McCutcheon, Seifert and Lightfoot is limited to the practice of law in the Province of British Columbia, and does not extend to acquiring, holding or disposing of securities of any issuer in Canada or the United States.  None of Messrs. McCutcheon, Seifert or Lightfoot has been connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of our common stock offered by this prospectus has been passed upon by Conrad C. Lysiak, Attorney, of 601 West First Avenue, Suite 503, Spokane, Washington 99201 by opinion dated December 27, 2005.

Manning Elliott LLP (“Manning Elliott”), independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Manning Elliott has presented their report with respect to our audited financial statements.  The report of Manning Elliott is included in reliance upon their authority as experts in accounting and auditing.

William G. Timmins, a professional consulting geologist, has provided us with a geology report on the IQUE Claim.  He has no interest, nor does he expect any interest in our property or securities.

DESCRIPTION OF THE BUSINESS

Description of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  “Exploration” is defined as a search for deposits of useful minerals, and establishing the nature of a known mineral deposit, preparatory to “development”.  We own a 100% interest in one unpatented mineral claim called the IQUE Claim.  Our plan of operations is to carry out an initial exploration program on the IQUE Claim to ascertain whether it possesses a commercially exploitable mineral deposit.  We will not be able to determine whether or not our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia.  In addition, if we progress to the production phase, production of minerals in British Columbia will require prior approval of applicable governmental regulatory agencies.  We cannot be certain that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in British Columbia is the Ministry of Energy and Mines (“MEM”).

MEM manages the development of British Columbia’s mineral resources, and implements policies and programs respecting their development while protecting the environment.  In addition, MEM regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of MEM.  We have received permission to carry out our initial three phases of exploration work.  Should a follow-up exploration program be undertaken, it would be intended to refine information garnered in the first phase employing similar methods of exploration.

In addition, MEM administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code.  Ongoing exploration programs would likely be expanded to include activities such as line cutting, machine trenching and drilling.  In that event a reclamation deposit is usually required in the amount of $2,432 (Cdn$3,000) to $4,052 (Cdn$5,000).  The process of requesting permission and posting the deposit usually takes about two weeks.  The deposit is refundable under a MEM inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in BC.  The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures.  At this phase in the process, a baseline environmental study would have to be produced.  Such a study could take many months and cost in excess of $81,060 (Cdn$100,000).  However, we are only in the preliminary stages of the first stage exploration and development program on the IQUE claim, and there can be no assurance that we will ever get beyond that stage.  The people involved in our project are all accredited professionals and will operate the exploration program in a workmanlike manner that will meet industry standards.  The standards set out here are for general information purposes only and have no affect on our current operations.

All mineral exploration activities carried out on a mineral claim or mining lease in BC must be in compliance with the Mines Act.  The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment.  Additionally, the provisions of the Health, Safety and Reclamation Code for mines in BC contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision.  Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.  If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests.  Items such as water and waste approvals may be required from the Ministry of the Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits.

Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e., refilling trenches after sampling or cleaning up fuel spills.

Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent or the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property.  Because there is presently no information on the size, tenor or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Significant Employees

We have no employees other than our directors and officers.  We conduct our business through verbal agreements with consultants and arms-length third parties.  Current arrangements in place include the following:

(1)

a verbal agreement with our consulting geologist, which includes his reviewing all of the results from the exploratory work performed on the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services; and

(2)

a verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates.

Description of Property

Acquisition, Description and Location of the IQUE Claim

By an agreement dated February 4, 2005, as amended September 28, 2007 (the “Agreement”), we purchased a 100% interest in the IQUE Claim from Laurence Stephenson (“Stephenson”), of White Rock, British Columbia, for $7,500, which sum consisted of assessment costs of $3,600, filing fees of $700, geological report costs of $2,200, and the property purchase payment of $1,000.  In accordance with the Agreement, Stephenson provided a geological report on the IQUE Claim.  See “Geological Exploration Program in General” below.  Stephenson agreed to provide us with geological consulting services for the IQUE Claim and to maintain the claims in good standing until January 12, 2007.  On April 2, 2007 we restaked the IQUE Claim at a cost of Cdn$197.61, which resulted in extending the good standing date of the IQUE Claim to April 2, 2008.  On August 7, 2008 we further restaked the IQUE Claim which resulted in extending the good stan ding date of the IQUE Claim to August 7, 2009.  We have spent a total of $10,776 in acquisition and exploration costs on the IQUE Claim to date.

The IQUE Claim consists of one unpatented mineral claim, described as follows:

Claim Name	Units	Record Number	Expiry Date
IQUE	20(1)	589664	August 7, 2009

(1) Each unit represents approximately 20 hectares.

“Unpatented mineral claim” means a plot of ground that “acquires” the right to the minerals which were available at the time of location.  The title holder has the right to use the surface of the claim for mining purposes only.  Located (staked) mineral claims are referred to as “unpatented” claims.  Title to unpatented claims are issued and administered by the British Columbia Mineral Titles Branch, Ministry of Energy and Mines.

See Figures 1 and 2.

In British Columbia, all mining claims are valid for one year.  To maintain the IQUE claim, we are required to file evidence that exploration work has been carried out on the claim with the Province of British Columbia during the current year or pay cash in lieu of work of Cdn$100 per claim unit.  As stated above, the IQUE claim is in good standing until August 7, 2009.  If exploration work is not done on the claim or cash paid in lieu thereof in any year the claim will lapse and title will revert to the Province.

There are no known environmental concerns or parks designated for any area contained within the IQUE Claim, and logging operations have been very active in the recent past.  There are no encumbrances on the IQUE Claim.  If advanced exploration proceeds, however, there may be bonding requirements for reclamation.

Figure 1

IQUE CLAIM

British
Columbia
VANCOUVER
Hope
PROPERTY LOCATION

PROFESSIONAL ENGINEER W.G. TIMMINS

Quatsino Sound
Buchholt Channel
Neroutsos Inlet
IQUE 1
N
Metres
0
4000
8000 Cu
GEOFIN INC.
IQUE CLAIMS
Summary Report 2005
Claim Location Map
Drawn By:
L. Stephenson
Date:
January 2005
Scale :
See Below

Figure 2

Geological Exploration Program in General

A geology report dated March 15, 2005 was prepared for us by William G. Timmins (“Timmins”), P.Eng. (the “Report”).  Timmins, who is a graduate of the Provincial Institute of Mining, Haileybury, Ontario (1956) and attended Michigan Technological University 1962-1965, Geology, has worked as a geologist for over 40 years.  He has been engaged in the evaluation, exploration and development of mineral properties throughout Canada, the United States, Latin and South America, Australia and New Zealand.  The Report is based on published and private reports, maps and data provided by us and in the public domain.  Timmins visited the IQUE Claim during the 1999 and 2000 field seasons.

In order to prepare the Report, Timmins reviewed old mine data and geological reports were compiled and geologists and mine personnel who were present during the active mining operations in the region were interviewed.  This review included the following: (i) Minefile Capsule Geology and Bibiography; (ii) Ministry of Energy, Mines and Petroleum Resources, British Columbia, Open File Report; (iii) personal communication with T. Schroder, District Geologist, of the Ministry of Energy, Mines and Petroleum Resources, British Columbia; and (iv) Department of Energy, Mines and Resources, Geological Survey of Canada: Open File – Tectonic Assemblage Map of Vancouver; Open File – Guide to the Geology and Tectonic Evolution of the Southern Coast Mountains, 1994; Preliminary Map – Terranes of the Southern Coast and Intermontane Belts, British Columbia 1994, Journeay J.M. and Monger, J.W.H. Aeromagnetic Maps of Harrison Lake; RGS 1994 – Vancouver Regional Geoc hemical Survey.  In addition, Vancouver Island Massive Sulphide Project regional showings were reviewed.

Access, Climate, Local Resources, Infrastructure, and Physiography

Access to the IQUE Claim is provided off the main Port Alice to Mahatta logging road and via the logging roads and access trails off the main Johnston Creek Road.  The property is accessible 8 kilometres up the Klootchclimmis Creek logging road from the Buchholz Channel on Quatsino Sound.  See Figure 2.

The topography and relief is fairly rugged extending from 200 metres to 400 metres in elevation.  Higher ground may require snow machines or similar track-mounted vehicles.  The most snow occurs in late January.

All the major river drainages flow year round as do many subsidiary creeks.  The area is an active logging region with plenty of heavy equipment and operators available for hire – most living in Port Alice, Port MacNeil or Port Hardy.  All these population centres (almost 20,000 people) are within a one hour drive of the property and provide all amenities including police, hospitals, groceries, fuel, helicopter, hardware and other necessary services.  Drilling companies and assay facilities are located in Campbell River on Vancouver Island or in the city of Vancouver on the mainland.

History

The Port Hardy mine was discovered in the late 1960’s and brought into production in 1971.  Until 1994 mining operations had produced over 345 million tonnes of ore from which copper, molybdenum, gold and silver were recovered.  Average grades for the ore were in the US$12/tonne range.

In the early 1970’s, Skaist Mines Ltd. completed exploration on a showing 4.5 kilometres to the northwest and two other showings are reported within 3.5 kilometres to the northwest and north of the property.

Little to no recorded exploration was done on this area, but the area has been surveyed by government airborne magnetic survey, regional government mapping parties have detailed the area, and a government regional geochemical survey has been completed over the staked claims.

Recent Exploration Work

Since the commencement of mining at the Island Copper Mine, no definitive mapping or record of recent activity has been observed except on properties located on Quatsino Sound farther to the east.  The Iron Queen zone was first discovered in the latter part of the 19th century.

Geologic Setting, Geophysics and Deposit Types

The following is a brief summary of the IQUE claim’s geological setting, geophysics and deposit types.

Three types of deposits are associated with the rock units and the indicated geological environment underlying the IQUE claim.  An intrusive (or intrusion, both the process and the rock so formed) into the overlying copper molybdenum deposit, as mined to the north at the Island Copper Mine, a volcanic belt related oxide sulphide phase iron formation gold zone, and a skarnified precious metal – base metal contact zone, all have elements of their host geology present on the property.  Skarn is a term generally reserved for rocks composed mostly of lime-bearing silicates, derived from nearly pure limestones and domomites into which large amounts of silicon, aluminum, iron and magnesium have been introduced.

The Island Copper deposit lies within moderately south dipping brecciated tuff, lipilli and tuff breccia of andesitic and basaltic composition, which comprise the lower part of the Bonanza Group pyroclastic sequence.  Breccia means coarse grained rock composed of large (more than 2mm) angular rock fragments that have been cemented together in a fine grained matrix.  The host rocks have been subject to contact thermal metamorphism and hydrothermal alteration and are zoned.  Pyrite is the most abundant sulphide, with chalcopyrite and molybdenite as the ore.  Oxide minerals include magnetite, hematite and leucoxene.  The porphyry (an igneous rock of any composition that contains conspicuous crystals in a fine-grained groundmass) dyke and the Island Copper orebody, is dated at 154 Ma.

Skarn mineralization associated with intrusives is often associated with gold deposits of the western Cordillera (the great mountain region of western North America from the eastern face of the Rocky Mountains to the Pacific Ocean together with their associated valleys, basins, plains, plateaus, rivers and lakes).  The closest showings and production to the IQUE claim demonstrate skarnification associated with them.  The skarn is in altered tuff (a compacted deposit of volcanic ash and dust).  Mineralization includes pyrrhotite, chalcopyrite and sparse pyrite.

The immediate area of the IQUE claim is located on the south end of a diamond-shaped magnetic high associated with an anomalous small nipple-shaped flexure through the property.  Geochemical reconnaissance surveys have published values in molybdenum and lead for the drainages and the tills in the vicinity of the property.  Tills are unstratified drifts deposited directly by a glacier, without reworking by meltwater, and consisting of a mixture of clay, silt, sand, gravel and boulders ranging widely in size and shape.

Timmins’ Conclusions

The Iron Queen zone of the Bonanza volcanic belt provides a very attractive exploration prospect for copper and gold mineralization.  The belt has not been subject to exploration despite being south of one of British Columbia’s most profitable copper/molybdenum mines.  The geology is favourable for two to three types of volcanic belt related mineralized zones and has anomalous stream and glacial till samples from the area.  The presence of a known showing of iron related to an intrusive that could contain gold that has not been tested by modern exploration is encouraging.

The IQUE Claim presently does not have any mineral reserves.  It is undeveloped and does not contain any open-pit or underground mines, nor is there any mining plant or equipment located on the property.

Recommended Program

We have retained Stephenson (from whom we acquired the IQUE Claim), who is a qualified geologist, to conduct the mineral exploration program under industry standards.  Stephenson will be responsible for hiring personnel and for all appropriate worker-related costs and will bill us for his services.  This work is applicable to assessment requirements for the claims.  The work outlined in the budget set out below will cover an additional year of tenure maintenance.

Phase I of the recommended work program was carried out in January 2006, which involved a geological review to develop a detailed geological base model for the IQUE Claim, at a cost of $2,119 (Cdn$2,500) to complete.  Snow conditions precluded the immediate commencement of Phase II of the recommended program.  See “Access, Climate, Local Resources, Infrastructure and Physiography” above.  As it is not possible to predict winter weather conditions in the area of the IQUE Claim, we made a decision to delay the commencement of Phase II until June 2006.  However, the 2006/2007 exploration seasons in British Columbia were unusually busy, and then severe weather conditions set in.  The 2008/2009 snow conditions in British Columbia were and remain such that exploration until the summer of 2009 is unlikely.  As a result, the Phase II exploration program has not yet commenced.  Should the Company not have suffic ient funds to carry out the Phase II program without raising additional capital, our directors have agreed to cover any short-fall in costs.  Our geologist now expects to complete Phase II of the exploration program during the summer of 2009.

The details of Phases II and III of the program are set out below:

Budget – Phase II

	US$	Cdn$
1. Follow-up geochemical and detailed geology sampling	1,217	1,500
2. Assays 25 @ $17 (Cdn$20) per assay	405	500
3. Contingency	405	500
Total:	2,027	2,500

When Phase II of the recommended program has been completed, we will review Stephenson’s report on Phases I and II and his conclusions and recommendations for a Phase III program, if warranted.

Timmins is of the opinion that both Phases I and II are necessary to complete the initial evaluation of the IQUE Claim and to select drill targets which would be Phase III.

Budget – Phase III

If warranted, the proposed budget for the Phase III program is as follows:

	US$	Cdn$
1. Follow-up trenching and geological mapping, sampling	2,027	2,500
2. Assays 50 @ $17 (Cdn$20) per assay	810	1,000
3. Reporting and supervision	810	1,000
3. Contingency	405	500
Total:	4,052	5,000

The total budget for Phases I (completed), II and III is estimated at $8,197 (Cdn$10,000).

LEGAL PROCEEDINGS

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our property.  None of our directors, officers or affiliates are (i) a party adverse to us in any legal proceedings, or (ii) has an adverse interest to us in any legal proceedings.  Management is not aware of any other legal proceedings pending or that have been threatened against us or our property.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the Over the Counter (OTC) Bulletin Board which is sponsored by the Financial Industry Regulatory Authority. The OTC Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current “bids” and “asks” as well as volume information.  The OTC Bulletin Board is not considered a “national exchange.”

Our common stock has been quoted on the OTCBB since April 9, 2008. There have been three trades in our stock since April 9, 2008, being 9,000 shares at $0.083 per share on July 2, 2008 and 18,000 shares at $0.09 per share on July 8, 2008.

Related Stockholder Matters

We filed an SB-2 Registration Statement with the United States Securities and Exchange Commission that was declared effective September 29, 2006 to register 22,779,000 shares of common stock for resale by our existing shareholders.  We filed a Form SB-2 Post-Effective Amendment No. 1 to update the prospectus to reflect information contained in our interim financial statements for the nine month period ended June 30, 2006 which was filed on August 15, 2006.  A Form SB-2 Post-Effective Amendment No. 2 to update the prospectus to reflect information contained in our audited financial statements for the year ended September 30, 2006 was filed January 6, 2007.  A Form SB-2 Post-Effective Amendment No. 3 to update the prospectus to reflect information contained in our interim financial statements for the three month period ended December 31, 2006 was filed June 4, 2007.  A Form SB-2 Post-Effective Amendment No. 4 to update the prospectus to reflect information contained in our interim financial statements for the nine month period ended June 30, 2007 was filed on October 1, 2007. A Post-Effective Amendment to reflect information contained in our audited financial statements for the year ended September 30, 2008 and Interim Financial Statements for the six-month period ended March 31, 2009 was filed on May 26, 2009.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  See “Risk Factors” for details regarding penny stock transactions.

Holders of Record

As of March 31, 2009 there were 42 shareholders of record of our common stock.  There were no additional shareholders whose shares are held through brokerage firms or other institutions.

Dividends

We have not declared any dividends since our inception in 2005, and have no intention of doing so in the foreseeable future.  The payment of dividends, if any, in the future, rests in the discretion of our directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors.  See DESCRIPTION OF SECURITIES TO BE OFFERED for details regarding a 3 for 1 stock split dividend completed effective April 30, 2009

Securities Authorized for Issuance under Equity Compensation Plans

None.

Issuer Purchase of Equity Securities

During 2008, neither the Company nor any of its affiliates repurchased common shares of the Company registered under Section R of the Exchange Act.

Sale of Unregistered Securities

We issued 3,000 shares of common stock on February 4, 2005 as incorporator’s shares at a price of $0.00033 per share.  We received $1 from this issuance.  On June 16, 2005 these shares were transferred to Geoffrey Hamilton by the incorporator for $1.

We issued 11,250,000 shares of common stock on June 27 and 28, 2005 to Andrew Hamilton, a director, and Geoffrey Hamilton, a director and our president, secretary and treasurer, at a price of $0.00033 per share.  We received $7,500 from this offering.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  Andrew Hamilton was a director and Geoffrey Hamilton, at the time of issuance of the shares, was a director and officer of our Company, and they were in possession of all material information relating to the Company.  This issuance resulted in Geoffrey Hamilton owning 24.9% and Andrew Hamilton owning 24.8% of the issued and outstanding shares of our common stock.

We issued 22,500,000 shares of common stock to 10 purchasers on October 11, 2005 at a price of $0.00167 per share for proceeds of $37,500.  We issued a further 279,000 shares of common stock to 31 purchasers on October 25, 2005 at a price of $0.0334 per share.  The total amount we received from this offering was $9,300.  We completed these offerings pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficie nt information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers. See DESCRIPTION OF SECURITIES TO BE REGISTERED for details of a 3 for 1 stock dividend which became effective on April 30, 2009.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Unaudited Financial Statements for the Interim Period Ended March 31, 2009

Index

Balance Sheets	F-2

Statements of Operations	F-3

Statements of Cash Flows	F-4

Notes to the Financial Statements	F-5

On April 10, 2009, the Company effected a 3 to 1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock with a par value of $0.001 per share to 300,000,000 shares of common stock with a par value of $0.001 per share. The issued and outstanding shares increased from 15,094,000 shares of common stock to 45,282,000 shares of common stock. All share amounts have been retroactively adjusted for all periods presented.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Balance Sheets

(Expressed in US dollars)

	March 31,	September 30,
	2009	2008
	$	$
	(unaudited)
ASSETS

Current Assets

Cash	452	818

Total Assets	452	818

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable	10,539	6,178
Accrued liabilities (Note 4)	34,698	35,945
Due to related parties (Note 5)	38,436	37,098

Total Liabilities	83,673	79,222

Commitments and Contingencies (Notes 1 and 3)

Stockholders’ Deficit

Common Stock, 300,000,000 shares authorized, $0.001 par value 45,282,000 shares issued and outstanding	45,282	45,282

Additional Paid-in Capital	9,118	9,118

Donated Capital (Note 5)	26,000	22,000

Deficit Accumulated During the Exploration Stage	(163,621)	(154,804)

Total Stockholders’ Deficit	(83,221)	(78,404)

Total Liabilities and Stockholders’ Deficit	452	818

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

(unaudited)

	Accumulated from	For the	For the	For the	For the
	February 4, 2005	Three months	Three months	Six months	Six months
	(Date of Inception) to	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,	March 31,
	2009	2009	2008	2009	2008
	$	$	$	$	$

Revenue	–	–	–	–	–

Expenses

Donated services and expenses (Note 5)	26,000	2,000	2,000	4,000	4,000
General and administrative	132,927	8,074	10,459	14,357	14,489
Foreign exchange (gain) loss	(6,082)	(1,193)		(9,540)
Mineral property costs	10,776	–	166	–	166

Total Expenses	163,621	8,881	12,625	8,817	18,655

Net Loss	(163,621)	(8,881)	(12,625)	(8,817)	(18,655)

Net Loss Per Share – Basic and Diluted		–	–	–	–

Weighted Average Shares Outstanding		45,282,000	45,282,000	45,282,000	45,282,000

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

(unaudited)

	For the Six months Ended	For the Six months Ended
	March 31,	March 31,
	2009	2008
	$	$

Operating Activities

Net loss for the period	(8,817)	(18,655)

Adjustment to reconcile net loss to cash used
in operating activities:
Donated services and expenses	4,000	4,000

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,114	12,265
Due to related party	1,337	(866)

Net Cash Used in Operating Activities	(366) 356	(3,256)

Decrease In Cash	(366)	(3,256)

Cash – Beginning of Period	818	4,131

Cash – End of Period	452	875

Supplemental Disclosures
Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

March 31, 2009

(Expressed in US dollars)

(unaudited)

1.	Exploration Stage Company

Cliff Rock Resources Corp. (the “Company”) was incorporated in the State of Nevada on February 4, 2005. The Company has acquired a mineral property in British Columbia, Canada. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at March 31, 2009, the Company has a working capital deficit of $83,221 and has accumulated losses of $163,621 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is September 30.

b)	Interim Financial Statements

The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-QSB. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended September 30, 2008.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at March 31, 2009 and September 30, 2008, and the results of its operations and cash flows for the six months ended March 31, 2009 and 2008. The results of operations for the six months ended March 31, 2009 are not necessarily indicative of the results to be expected for future quarters or the full year.

c)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to donated expenses, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2009 and 2008, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

March 31, 2009

(Expressed in US dollars)

(unaudited)

2.	Summary of Significant Accounting Policies (continued)
e)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At March 31, 2009, there are no dilutive potential common shares.

f)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

g)	Mineral Property Costs

The Company has been in the exploration stage since its formation on February 4, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-2 “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed.

To date, the Company has not established any proven or probable reserves on its mineral properties.

h)	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

March 31, 2009

(Expressed in US dollars)

(unaudited)

2.	Summary of Significant Accounting Policies (continued)
i)	Financial Instruments and Fair Value Measures

SFAS No. 157 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and amounts due to related parties. Pursuant to SFAS No. 157, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

j)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

k)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

l)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company has not issued any stock options since its inception.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

March 31, 2009

(Expressed in US dollars)

(unaudited)

2.	Summary of Significant Accounting Policies (continued)
m)	Recently Issued Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

March 31, 2009

(Expressed in US dollars)

(unaudited)

2.	Summary of Significant Accounting Policies (continued)
m)	Recently Issued Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's financial statements.

3.	Mineral Property

On February 4, 2005, the Company entered into an agreement to acquire a 100% interest in the IQUE mineral claim located on Vancouver Island, British Columbia, Canada, in consideration for $7,500. This mineral claim is subject to a 2.5% net smelter returns royalty (“NSR”) and a 7.5% gross rock revenue royalty. The Company can acquire 1.5% of the NSR for $1,500,000 within twelve months from commencement of commercial production. Advance royalty payments of $25,000 are payable annually commencing on February 4, 2008. As at March 31, 2009, the Company has not made the advance royalty payment due on February 4, 2008. As a result, the Company allowed the claim to lapse and restaked land surrounding the property.

4.	Accrued Liabilities

Accrued liabilities of $34,698 (September 30, 2008 - $35,945) consists of professional fees.

5.	Related Party Transactions
a)

A director provides management services and office premises to the Company valued at $500 per quarter and $500 per month, respectively. During the six months ended March 31, 2009, donated services of $1,000 (2008 - $1,000) and donated rent of $3,000 (2008 - $3,000) were charged to operations.

b)

As at March 31, 2009, the Company owes $342 (September 30, 2008 - $400) to a private company controlled by a director for payment of professional fees on behalf of the Company. The amount owing is unsecured, non-interest bearing and has no terms of repayment.

c)

As at March 31, 2009, the Company owes $13,280 (September 30, 2008 - $13,280) to the former President of the Company which includes advance of $5,000 (September 30, 2008 - $5,000) and $8,280 (September 30, 2008 - $8,280) of expenses paid on behalf of the Company. The advance of $5,000 is unsecured, non-interest bearing and is repayable on demand. The remaining $8,280 owing is unsecured, non-interest bearing and has no terms of repayment.

d)

As at March 31, 2009, the Company owes $24,815 (September 30, 2008 - $23,418) to a shareholder of the Company for advances made to the Company. The amount owing is unsecured and non-interest bearing. A total of $8,000 is repayable on demand and the remaining $16,815 has no terms of repayment.

6.	Subsequent Event

On April 10, 2009, the Company effected a 3 to 1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock with a par value of $0.001 per share to 300,000,000 shares of common stock with a par value of $0.001 per share. The issued and outstanding shares increased from 15,094,000 shares of common stock to 45,282,000 shares of common stock. All share amounts have been retroactively adjusted for all periods presented.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Audited Financial Statements for the Fiscal Year Ended September 30, 2008

Index

Report of Independent Registered Public Accounting Firm	F-11

Balance Sheets	F-12

Statements of Operations	F-13

Statements of Cash Flows	F-14

Statement of Stockholders’ Equity (Deficit)	F-15

Notes to the Financial Statements	F-16

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders

Cliff Rock Resources Corp.

(An Exploration Stage Company)

We have audited the accompanying balance sheets of Cliff Rock Resources Corp. (An Exploration Stage Company) as of September 30, 2008 and 2007, and the related statements of operations, cash flows and stockholders' equity for the years then ended and accumulated for the period from February 4, 2005 (Date of Inception) to September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cliff Rock Resources Corp. (An Exploration Stage Company) as of September 30, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and accumulated for the period from February 4, 2005 (Date of Inception) to September 30, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 27, 2009

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Balance Sheets

(Expressed in US dollars)

	September 30,	September 30,
	2008	2007
	$	$
ASSETS

Current Assets

Cash	818	4,131

Total Assets	818	4,131
LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	6,178	1,590
Accrued liabilities (Note 4)	35,945	34,750
Due to related parties (Note 5)	37,099	24,962

Current Liabilities	79,222	61,302

Commitments and Contingencies (Notes 1 and 3)

Stockholders’ Deficit

Common Stock, 100,000,000 shares authorized, $0.001 par value 15,094,000 shares issued and outstanding	15,094	15,094

Additional Paid-in Capital	39,306	39,306

Donated Capital (Note 5)	22,000	14,000

Deficit Accumulated During the Exploration Stage	(154,804)	(125,571)

Total Stockholders’ Deficit	(78,404)	(57,171)

Total Liabilities and Stockholders’ Deficit	818	4,131

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

	Accumulated from	For the	For the
	February 4, 2005	Year	Year
	(Date of Inception) to	Ended	Ended
	September 30,	September 30,	September 30,
	2008	2008	2007
	$	$	$

Revenue	–	–	–

Expenses

Donated services and expenses (Note 5)	22,000	8,000	8,000
General and administrative	122,028	20,444	42,709
Mineral property costs	10,776	789	332

Total Expenses	154,804	29,233	51,041

Net Loss	(154,804)	(29,233)	(51,041)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		15,094,000	15,094,000

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

	Accumulated from February 4, 2005 (Date of Inception) to	For the Year Ended	For the Year Ended
	September 30,	September 30,	September 30,
	2008	2008	2007
	$	$	$
Operating Activities

Net loss for the year	(154,804)	(29,233)	(51,041)

Adjustment to reconcile net loss to cash used
in operating activities:
Donated services and expenses	22,000	8,000	8,000

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	42,123	5,783	17,825
Due to related party	8,016	(863)	8,879

Net Cash Used in Operating Activities	(82,665)	(16,313)	(16,337)

Financing Activities

Proceeds from issuance of common stock	54,400	–	–
Advances from related parties	29,083	13,000	16,083

Net Cash Provided by Financing Activities	83,483	13,000	16,083

Increase (Decrease) In Cash	818	(3,313)	(254)

Cash – Beginning of Period	–	4,131	4,385

Cash – End of Period	818	818	4,131

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Statement of Stockholders’ Equity (Deficit)

From February 4, 2005 (Date of Inception) to September 30, 2008

(Expressed in US dollars)

	Common Stock		Common Stock Subscribed		Additional		Deficit
		Par			Paid-in	Donated	Accumulated During
	Shares	Value			Capital	Capital	Exploration Stage	Total
	#	$	#	$	$	$	$	$
Balance – February 4, 2005 (Date of Inception)	–	–	–	–	–	–	–	–
Issuance of stock for cash at $0.001 per share	1,000	1	–	–	99	–	–	100
Issuance of stock for cash at $0.001 per share	7,500,000	7,500	–	–	–	–	–	7,500
Common stock subscribed at $0.005 per share	–	–	1,500,000	1,500	6,000	–	–	7,500
Common stock subscribed at $0.10 per share	–	–	42,000	42	4,158	–	–	4,200
Donated services	–	–	–	–	–	2,000	–	2,000
Net loss for the period	–	–	–	–	–	–	(18,859)	(18,859)

Balance – September 30, 2005	7,501,000	7,501	1,542,000	1,542	10,257	2,000	(18,859)	2,441

Issuance of stock for cash at $0.005 per share	7,500,000	7,500	(1,500,000)	(1,500)	24,000	–	–	30,000
Issuance of stock for cash at $0.10 per share	93,000	93	(42,000)	(42)	5,049	–	–	5,100

Donated services	–	–	–	–	–	4,000	–	4,000

Net loss for the year	–	–	–	–	–	–	(55,671)	(55,671)
Balance – September 30, 2006	15,094,000	15,094	–	–	39,306	6,000	(74,530)	(14,130)

Donated services	–	–	–	–	–	8,000	–	8,000

Net loss for the year	–	–	–	–	–	–	(51,041)	(51,041)
Balance – September 30, 2007	15,094,000	15,094	–	–	39,306	14,000	(125,571)	(57,171)

Donated services	–	–	–	–	–	8,000	–	8,000

Net loss for the year	–	–	–	–	–	–	(29,233)	(29,233)

Balance – September 30, 2008	15,094,000	15,094	–	–	39,306	22,000	(154,804)	(78,404)

(The accompanying notes are an integral part of these financial statements)

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2008 (Expressed in US dollars)

1.	Nature of Operations and Continuance of Business

Cliff Rock Resources Corp. (the “Company”) was incorporated in the State of Nevada on February 4, 2005. The Company has acquired a mineral property in British Columbia, Canada. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, and the attainment of profitable operations. As at September 30, 2008, the Company has a working capital deficit of $78,404 and has accumulated losses of $154,804 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is September 30.

b)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to donated expenses, and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At September 30, 2008, there are no dilutive potential common shares.

d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2008 and 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2008

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)
e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)	Mineral Property Costs

The Company has been in the exploration stage since its formation on February 4, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-2 “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed.

To date, the Company has not established any proven or probable reserves on its mineral properties.

g)	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

h)	Financial Instruments

The fair values of cash, accounts payable, accrued liabilities and amounts due to related parties approximate their carrying values due to the immediate or short-term maturity of the financial instrument. Management is of the opinion that the Company is not exposed to significant interest, currency, or credit risks arising from its financial instruments.

i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Cliff Rock Resources Corp. (An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2008 (Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)
j)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company has not issued any stock options since its inception.

l)	Recently Issued Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2008

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)
l)	Recently Issued Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

3.	Mineral Property

On February 4, 2005, the Company entered into an agreement to acquire a 100% interest in the IQUE mineral claim located on Vancouver Island, British Columbia, Canada, in consideration for $7,500. This mineral claim is subject to a 2.5% net smelter returns royalty (“NSR”) and a 7.5% gross rock revenue royalty. The Company can acquire 1.5% of the NSR for $1,500,000 within twelve months from commencement of commercial production. Advance royalty payments of $25,000 are payable annually commencing on February 4, 2008. As at September 30, 2008, the Company has not made the advance royalty payment due on February 4, 2008. As a result, the Company allowed the claim to lapse. In April 2008, the Company staked land surrounding the property totalling 494 hectacres. The mineral property claim to this adjacent property is being held by a shareholder of the Company pursuant to a trust agreement with the Company.

4.	Accrued Liabilities

Accrued liabilities of $35,945 (2007 - $34,750) consists of professional fees.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2008

(Expressed in US dollars)

5.	Related Party Transactions
a)

A director provides management services and office premises to the Company valued at $500 per quarter and $500 per month, respectively. During the year ended September 30, 2008, donated services of $2,000 (2007 - $2,000) and donated rent of $6,000 (2007 - $6,000) were charged to operations.

b)

As at September 30, 2008, the Company owes $400 (2007 - $600) to a private company controlled by a shareholder of the Company for payment of professional fees on behalf of the Company. The amount owing is unsecured, non-interest bearing and has no terms of repayment.

c)

As at September 30, 2008, the Company owes $13,280 (2007 - $8,280) to the former President of the Company which includes advance of $5,000 (2007 - $nil) and $8,280 (2007 - $8,280) of expenses paid on behalf of the Company. The advance of $5,000 is unsecured, non-interest bearing and is repayable on demand. The remaining $8,280 owing is unsecured, non-interest bearing and has no terms of repayment.

d)

As at September 30, 2008, the Company owes $23,419 (2007 - $16,082) to a shareholder of the Company for advances made to the Company. The amount owing is unsecured and non-interest bearing. Of the $23,418, $8,000 is repayable on demand and the remaining $15,418 has no terms of repayment.

6.	Income Taxes

The Company accounts for income tax under SFAS 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income tax expense differs from the amount that would result from applying the U.S. federal and state income tax rate to earnings before income taxes. The Company has a net operating loss carry-forward of approximately $133,000 available to offset taxable income in future years which expire through fiscal 2027. Pursuant to SFAS 109, the potential benefit of the net operating loss carry-forward has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

Cliff Rock Resources Corp.

(An Exploration Stage Company)

Notes to the Financial Statements

September 30, 2008

(Expressed in US dollars)

The Company is subject to United States federal and state taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2008 $	2007 $

Income tax benefit computed at the statutory rate	(10,220)	(18,560)

Permanent differences	2,800	2,800
Change in valuation allowance	7,420	15,760

Provision for income taxes	–	–

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant component of deferred income tax assets and liabilities is as follows:

	2008 $	2007 $

Deferred income tax assets

Net operating loss carried forward	46,480	39,060

Valuation allowance	(46,480)	(39,060)

Net deferred income tax asset	–	–

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgement about the realizability of deferred income tax asset, the impact of the change on the valuation allowance is generally reflected in current income.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward-Looking Statements

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates”, “plans”, “believes”, “expects”, anticipates”, “intends”, or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements and other similar forecasts and statements of expectations which may be found in this prospectus.  No assurances can be given regarding the achievement of future results.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described under the heading “Risk Factors” in this prospectus.

The following discussions of our results of operations and financial position should be read in conjunction with the financial statements and notes pertaining to them that appear elsewhere in this prospectus.

Since our incorporation on February 4, 2005 we have not earned any revenues from its planned operations.  As of September 30, 2008 we had $818 cash on hand and liabilities in the amount of $79,222.  We had a working capital deficit as at September 30, 2008 of $78,404. As of March 31, 2009, we had cash of $452 and liabilities of $83,673. We had a working capital deficit of $83,221 as of March 31, 2009.  Since our inception we have incurred an accumulated net loss of $163,621 through March 31, 2009.  The net loss is attributable to us having no revenues to offset our expenses from professional fees related to the creation and operation of its business and the filing of its prospectus and subsequent financial filing requirements.

We completed our initial exploration program on the IQUE Claim; however we do not have sufficient working capital to enable us to perform the recommended further exploration phases on the property. Accordingly, further financing will be required by us to continue work on our property.

Six-month Period ended March 31, 2008 (Unaudited) ($)	Year Ended September 30, 2008 (Audited) ($)	Year Ended September 30, 2007 (Audited) ($)

Amounts in Accordance with U.S. GAAP:

   Revenues

   Total assets

   Total Liabilities

   Net working capital

   Shareholders’ equity (deficiency)

   Net Income (Loss)

   Loss per share (basic)

   Weighted average number of common shares

        outstanding (basic)

- 452 (83,673) (83,221) 8,817 - 45,282,000	- 818 (79,222) (78,404) (78,404) (29,233) - 45,282,000	- 4,131 (61,302) (57,171) (57,171) (51,041) - 45,282,000

Since our inception to the March 31, 2009, the end of our second fiscal quarter, we have incurred an accumulated net loss of $163,621.

Liquidity and Capital Resources

There is limited financial information about our company upon which to base an evaluation of our performance.  We are an exploration stage company and have not generated any revenues from operations. We expect to incur additional losses in the foreseeable future.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate by the sale of equity shares.  We will need to raise additional capital to fund normal operating costs and exploration efforts.  If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding, we will be unable to continue as a going concern.  Our recurring losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern.

Dividends

We have not declared or paid any cash dividends on our shares since incorporation and do not anticipate doing so in the foreseeable future.  See DESCRIPTION OF SECURITIES TO BE REGISTERED for details regarding a 3 for 1 stock split dividend effective as of April 30, 2009.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet financing arrangements and have not formed any special purpose entities.

Description of Property

We maintain our corporate offices at 195 Dalcastle Way NW, Calgary, Alberta, Canada, which is the residence address of our sole director and officer, Andrew Hamilton. There is no lease in place. Mr. Hamilton provides management services and office premises to us valued at $500 per quarter and $500 per month, respectively.

Inflation

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial condition.

Critical Accounting Policies

We have identified our critical accounting policies, the application of which may materially affect the financial statements, either because of the significance of the financials statement item to which they relate, or because they require management’s judgment in making estimates and assumptions in measuring, at a specific point in time, events which will be settled in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officer and director and his age as of May 26, 2009 is as follows:

Directors

Name of Director	Age
Andrew Hamilton	42

Executive Officer
Name of Officer	Age	Office
Andrew Hamilton	42	President, Secretary and Treasurer

Name of Promoter	Age
Gavin Roy	43

Control Persons
Name of Control Person	Age	Percentage of Outstanding Shares
Geoffrey Hamilton	52	24.9%
Andrew Hamilton	42	24.8%

Set forth below is a brief description of the background and business experience of our executive officer and director.

Andrew Hamilton has been a director since June 16, 2005, and our president, secretary and treasurer since September 12, 2008.  Mr. Hamilton, has a Bachelor of Science – Agriculture (Soil Science Specialization) degree obtained from the University of Alberta (Edmonton) in 1993 and a Master of Business Administration degree obtained from the University of Calgary, Alberta in 2004.  He is currently the Coordinator, Abandonment & Reclamation Operations, Canadian Drilling Operations for Nexen Canada Ltd. (Nexen Inc), in Calgary, Alberta.  He has 15 years of experience in the oil and gas industry, in environmental operations, focusing on abandonment and reclamation, and site remediation.  Since joining us, Andrew Hamilton has devoted 2 to 4 hours per week dealing with our affairs.

We do not presently pay our officer or director any salary or consulting fees.  See “Description of Property” above for details of our arrangement with Mr. Hamilton with respect to office premises and management services.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Executive Compensation

We do not pay to our directors or officers any salary or consulting fees.  We anticipate that compensation may be paid to an officer in the event that we decide to proceed with additional exploration programs beyond the initial stage three-phase program.

We do not pay to our directors any compensation for serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Promoter

Gavin Roy has been the promoter of the Company since our inception.  See “Security Ownership of Certain Beneficial Owners and Management” below.

Control Persons

Geoffrey Hamilton and Andrew Hamilton have been control persons of the Company since June 16, 2005.  See “Security Ownership of Certain Beneficial Owners and Management” below.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 26, 2009 by:

(1)	each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities;
(2)	each of our directors;
(3)	named executive officers; and
(4)	officers and directors as a group.

At this time, only two shareholders fall within these categories:  Geoffrey and Andrew Hamilton.  The shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	No. of Shares	Percentage of Class(1)
Common Stock	Geoffrey Hamilton 1305 Moody Avenue, Lower Unit North Vancouver, BC V7L 3T5	11,253,000	24.9%
Common Stock	Andrew Hamilton 34 – 959 Ranch Estates Place NW Calgary, AB T3G 1M5	11,250,000	24.8%
Common Stock	All Officers and Directors as a group (one person)	11,250,000	24.8%

(1)  The percentage of class is based on 45,282,000 shares of common stock issued and outstanding as of May 26, 2009.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

None of our executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

EXECUTIVE COMPENSATION

Executive Compensation Agreements and Summary of Executive Compensation

We do not presently pay our officer or director any salary or consulting fees.  See “Description of Property” above for details of our arrangement with Mr. Hamilton with respect to office premises and management services.

ORGANIZATION WITHIN LAST FIVE YEARS

Director Independence

The Board has analyzed the independence of each director and nominee and has determined that the members of the Board listed below meet the requirements of applicable laws and the listing standards regarding “independence” of the NASDAQ.  Each director is free of relationships that would interfere with the individual exercise of independent judgment.  Based on these standards, the Board determined that no director is independent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

We issued 3,000 shares of common stock on February 4, 2005 as incorporator’s shares at a price of $0.00033 per share.  We received $1 from this issuance.  On June 16, 2005 these shares were transferred to Geoffrey Hamilton by the incorporator for $1.

We issued 22,500,000 shares of common stock on June 27 and 28, 2005 to Andrew Hamilton, a director, and Geoffrey Hamilton, a director and our president, secretary and treasurer, at a price of $0. 0.00033 per share.  We received $7,500 from this offering.  This issuance resulted in Geoffrey Hamilton owning 24.9% and Andrew Hamilton owning 24.8% of the issued and outstanding shares of our common stock.  Geoffrey and Andrew Hamilton are second cousins.

We issued 22,500,000 shares of common stock to 10 purchasers on October 11, 2005 at a price of $0.001667 per share for proceeds of $37,500.  H.Z Mortgage, W. Gavin Hamilton (Geoffrey Hamilton’s father), Murray Hamilton (Geoffrey Hamilton’s brother), Chris Hamilton (Geoffrey Hamilton’s nephew), Kurt Bordian, Gavin Roy, Michael Seifert, Ross C. McCutcheon and Jeff Lightfoot all participated in the placement and are named as Selling Securityholders in this prospectus.  Gavin Roy has been a promoter of the company since inception.  Michael Seifert, Ross C. McCutcheon and Jeff Lightfoot are partners of Maitland & Company our Canadian legal counsel.

We issued a further 279,000 shares of common stock to 31 purchasers on October 25, 2005 at a price of $0.0334 per share.  Each purchaser of common stock is named as Selling Securityholders in this prospectus.  See, “Selling Security Holders – Selling Security Holder Information,” above.  Of these purchasers, Wilma Hamilton is Geoffrey Hamilton’s mother, Patricia Hamilton his sister-in-law, Mike Hamilton his nephew and Margaret Hamilton his cousin.

See DESCRIPTION OF SECURITIES TO BE REGISTERED for details regarding a 3 for 1 stock dividend completed April 30, 2009.

We maintain our corporate offices at 195 Dalcastle Way NW, Calgary, Alberta, Canada, which is the residence address of our sole director and officer, Andrew Hamilton.  There is no lease in place.  Mr. Hamilton provides management services and office premises to us valued at $500 per quarter and $500 per month, respectively.

MATERIAL CHANGES

On April 30, 2009, the Registrant completed a forward stock split of its common stock on a ratio of three shares for every one share issued and outstanding on the record date, April 21, 2009. The ex-dividend date was April 30, 2009 and the payment date was April 29, 2009. This Registration Statement gives retroactive effect to the forward stock split.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

If we are not required to provide an annual report to our security holders, we intend to voluntarily do so when otherwise due, and will attach audited financial statements with such report.

TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent for our common shares is Colonial Stock Transfer, Inc., of 66 Exchange Place, Salt Lake City, Utah 84111 Phone: (801) 355-5740 Fax: (801) 355-6505.

LEGAL MATTERS

The validity of our common stock offered by this prospectus has been passed upon by Conrad C. Lysiak, Attorney, of 601 West First Avenue, Suite 503, Spokane, Washington 99201 by opinion dated December 27, 2005.

EXPERTS

Manning Elliott LLP (“Manning Elliott”), independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Manning Elliott has presented their report with respect to our audited financial statements.  The report of Manning Elliott is included in reliance upon their authority as experts in accounting and auditing.

William G. Timmins, a professional consulting geologist, has provided us with a geology report on the IQUE Claim.  He has no interest, nor does he expect any interest in our property or securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

PROSPECTUS

CLIFF ROCK RESOURCES CORP

22,779,000 Shares of Common Stock

May 26, 2009